Exhibit 99.1

PRELIMINARY PROXY

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALPHA HEALTHCARE ACQUISITION CORP. III

P R O X Y C A R D

The undersigned appoints Rajiv Shukla as proxy, with the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated on the reverse side, all common stock of Alpha Healthcare Acquisition Corp. III (“ALPA”) which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held on , 2023 at Eastern time, virtually at , or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3A through 3G, 4, 6 and 7, and FOR ALL NOMINEES IN PROPOSAL 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

	Please mark vote as indicated in this example		☒

THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 THROUGH 7 BELOW.

Proposal No. 1 — The Business Combination Proposal — to (a) adopt and approve the Business Combination Agreement, dated as of January 4, 2023 (the “Business Combination Agreement”), among Alpha Healthcare Acquisition Corp. III (“ALPA”), Candy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ALPA (“Merger Sub”), and Carmell Therapeutics Corporation, a Delaware corporation (“Carmell”), pursuant to which Merger Sub will merge with and into Carmell, with Carmell surviving the merger as a wholly-owned subsidiary of ALPA (the “Combined Company” or “New Carmell”) and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Charter Amendment Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, a proposed third amended and restated certificate of incorporation (the “Proposed Charter,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex C), which will amend and restate ALPA’s current Amended and Restated Certificate of Incorporation (the “Current Charter”), and which Proposed Charter will be in effect upon the closing of the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Advisory Charter Amendment Proposals — to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as seven separate sub-proposals:

(a) Advisory Charter Proposal A — to change the corporate name of the Combined Company to “Carmell Therapeutics Corporation”;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(b) Advisory Charter Proposal B — to increase the authorized shares of ALPA Common Stock to 250,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c) Advisory Charter Proposal C — to increase the authorized shares of “blank check” preferred stock that the Combined Company’s board of directors could issue to 20,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(d) Advisory Charter Proposal D — provide that the removal of any director be only for cause and by the affirmative vote of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote generally in the election of directors;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(e) Advisory Charter Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of the Combined Company’s then-outstanding shares of capital stock entitled to vote on such amendment;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(f) Advisory Charter Proposal F — to make the Combined Company’s corporate existence perpetual instead of requiring ALPA to be dissolved and liquidated 24 months following the closing of its Initial Public Offering and to remove from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(g) Advisory Charter Proposal G — to remove the provision that allows the Class B common stockholders to act by written consent as opposed to holding a stockholders meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Nasdaq Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of up to 15,000,000 shares of New Carmell common stock in connection with the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Director Election Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the appointment of the following nine directors who, upon consummation of the Business Combination, will become directors of the Combined Company:

	FOR ALL NOMINEES ☐	WITHHOLD ☐	FOR ALL NOMINEES EXCEPT* ☐

(1) Rich Upton (2) William Newlin (3) David Anderson (4) Steve Bariahtaris (5) Kathryn Gregory (6) Jaime Garza (7) Randy Hubbell (8) Patrick Sturgeon (9) Rajiv Shukla	INSTRUCTION: To withhold authority to vote for any individual nominees, mark “FOR ALL NOMINEES EXCEPT” and write the name(s) or number(s) of the nominee(s) on the line below:

Proposal No. 6 — The Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the Carmell Therapeutics Corporation 2023 Long-Term Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, which will become effective as of and contingent on the consummation of the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the board of directors of ALPA or the officer presiding over the Special Meeting, for ALPA to consummate the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2023

(Signature)

(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.